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                                                                   EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


     We hereby consent to the use in this Registration Statement on Form S-1 of our report dated June 11, 1999, except as to Note 13 which is as of December 3, 1999, relating to the financial statements of Student Advantage, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Boston, Massachusetts
December 7, 1999